AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is by and between Venture Tech, Inc., an Idaho corporation (herein sometimes called the "Idaho Corporation"), and VentureQuest Group, Inc., a Nevada corporation (herein sometimes called the"Nevada Corporation").

                              W I T N E S S E T H :

         WHEREAS, the Idaho Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Idaho on July 19, 1948; the total number of shares which it is authorized to issue is 100,000,000 shares of common stock, $.001 par value per share ("Common Stock") and 20,000,000 convertible preferred shares, $.001 par value per share ("Preferred Stock"); and the total number of shares which are issued and outstanding is 65,801,194; shares of Common Stock; and 10,000,000 shares of preferred stock;

          WHEREAS, the Nevada Corporation was incorporated on January 25, 2000 under the provisions of the General Corporation Law of the State of Nevada; it's registered office in Nevada is in the City of Reno; the total number of shares which it is authorized to issue is 100,000,000 shares of Common Stock, $.001 par value per share;

         WHEREAS, the Nevada Corporation amended its articles of Articles of Incorporation on April 25, 2001 to add to its authorized capitalization 380,000,000 common shares and 20,000,000 shares of preferred stock;

         WHEREAS, the respective laws of the States of Nevada and Idaho permit the merger of said corporations (herein sometimes called the "constituent corporations") into a single corporation; and
         WHEREAS, it is deemed advisable by the Board of Directors of each of the constituent corporations that the Idaho Corporation be merged with and into the Nevada Corporation for the sole purpose of changing the domicile of incorporation of the Idaho Corporation from the State of Idaho to the State of Nevada;

         NOW, THEREFORE, it is agreed as follows:

         1. The Idaho Corporation as of the Effective Date (as defined herein) shall be merged, pursuant to Section 92A.190 of the Nevada Revised Statutes, with and into the Nevada Corporation (the "Merger"). The Nevada Corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Idaho Corporation.

         2. The Merger shall become effective when this Agreement has been adopted by the Idaho Corporation and by the Nevada Corporation and appropriate documentation has been prepared and filed in accordance with the respective laws of the States of Idaho and Nevada. For operational, accounting and bookkeeping purposes, the time when the Merger shall become effective is referred to herein as the "Effective Date" which shall be the date fixed in accordance with the laws of and the documentation filed with the state of incorporation of the surviving corporation.

         3. After the Effective Date, the surviving corporation shall be governed by the laws of the State of Nevada and its name shall be VentureQuest Group, Inc. The present Certificate of Incorporation of the Nevada Corporation shall continue to be the Certificate of Incorporation of the surviving corporation. The present By- Laws of the Nevada Corporation shall be and remain the By-Laws of the surviving corporation. The directors and officers of the Idaho Corporation immediately prior to the Effective Date shall be the directors of the surviving corporation upon the Effective Date.

         4. Each share of Common Stock of the Idaho Corporation shall be converted into one share of Common Stock of the surviving corporation. Each warrant, option, right or convertible security which entitles the holder to purchase or convert into a share of Common Stock of the Idaho Corporation shall be converted into a warrant, option, right or convertible security to purchase or convert into one share of Common Stock of the surviving corporation.

         5. Upon the Effective Date, the outstanding certificates for shares of the Idaho Corporation's Common Stock will, until replaced by the surviving corporation, represent the same number of shares of Common Stock of the surviving corporation.




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         6. This  Agreement  may be  terminated  and  abandoned by action of the
Board of Directors of the Idaho Corporation or the Nevada Corporation at any time prior to the Effective Date, for any reason whatsoever.

         7. This Agreement, upon being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filed in the office of the Secretary of State of the State of Nevada, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Idaho Corporation, except in so far as it may be continued by statute, shall cease. The point of time at which the constituent corporations shall become a single corporation shall be the Effective Date.

          8. Upon the Effective Date, all and singular rights, capacity, privileges, powers, franchises and authority of each of the constituent corporations, and all property, real, personal and mixed, and all debts, obligations and liabilities due to each of the constituent corporations on whatever account as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in the surviving corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the surviving corporation as though they were the property of the several and respective constituent corporations, and shall not revert or be in any way impaired by reason of the Merger; provided however, that all rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the surviving corporation.

         9. Each constituent corporation agrees that from time to time as when it shall be requested by the surviving corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and to confirm to the surviving corporation title to all of the property, capacity, privileges, powers, franchises, authority, and immunities of the constituent corporation and otherwise to carry out the intent and purposes of this Agreement.

         10. The surviving corporation agrees that it may be served with process in the State of Nevada or in the State of Idaho, in any proceeding for enforcement of any obligation of the Idaho Corporation as well as for enforcement of any obligation of the corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceeding pursuant to Section 30-1-1302 of the Idaho Business Corporation Act and shall irrevocably appoint the Secretary of State of the State of Nevada as its agent in Nevada and the Secretary of State of the State of Idaho as its agent in Idaho to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Nevada shall be c/o Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno Nevada 89520, and by the Secretary of State of the State of Idaho shall be Jill Marie Patterson, 908 Davis Street, McCall, Idaho 83638.

         11. The surviving corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in any of the articles of this Agreement or as the same may hereafter be amended, in the manner now or hereafter provided by the laws of the State of Nevada and all rights of the stockholders of the surviving corporation are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned have signed this Agreement this 25th day of April 2001.

          VentureQuest Group, Inc.                   Venture Tech, Inc .
          a Nevada corporation                      an Idaho corporation


By: /s/ Kenneth F. Fitzpatrick                  By: /s/ Kenneth F. Fitzpatrick
------------------------------                  ------------------------------
        Kenneth F. Fitzpatrick,                         Kenneth F. Fitzpatrick,
        President                                       President


By: /s/ William C. Baker                        By: /s/ William C. Baker
------------------------                        ------------------------
        William C. Baker,                               William C. Baker,
        Secretary                                       Secretary

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